Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Gaiam, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2005, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Jirka Rysavy, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)   The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2005

/s/ Jirka Rysavy
Jirka Rysavy
Chairman of the Board and
Chief Executive Officer